                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 8, 2004

                              CARDINAL HEALTH, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                      OHIO
                 (State or Other Jurisdiction of Incorporation)

        1-11373                                        31-0958666
 (Commission File Number)                 (IRS Employer Identification Number)

                     7000 CARDINAL PLACE, DUBLIN, OHIO 43017
          (Address of Principal Executive Offices, Including Zip Code)

                                 (614) 757-5000
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 8, 2004, the shareholders of Cardinal Health, Inc. (the "Company") approved amendments to the Company's Performance-Based Incentive Compensation Plan (the "Performance-Based Plan"). The amendments include an increase in the maximum award payable to any individual for any single fiscal year under the Performance-Based Plan to $7.5 million from the prior $3.0 million limit. Other amendments include expanding the potential performance measures that performance goals under the Performance-Based Plan may be based upon and changing the name of the plan to the "Cardinal Health, Inc. Management Incentive Plan."

         Also on December 8, 2004, the Board of Directors of the Company approved the amendment and restatement of the Company's Deferred Compensation Plan to be effective January 1, 2005. The amendments reflect the consolidation of the Company's Directors Deferred Compensation Plan with and into the Deferred Compensation Plan for Company executives and to address changes required of nonqualified deferred compensation plans by new Section 409A of the Internal Revenue Code of 1986, as amended, enacted as part of the American Jobs Creation Act of 2004 ("AJCA"). Changes to the Deferred Compensation Plan include (i) restrictions on the time when compensation deferral elections may be made, (ii) immediate vesting for Company matching contributions made after January 1, 2005,
(iii) distribution options must be elected at enrollment, (iv) changes in the distribution option elected will not be effective for at least 12 months and cannot result in any acceleration of payments to be made, (v) distributions will not commence for at least six months after termination of employment, and (vi) withdrawals will now be permitted for unforeseeable financial emergencies in accordance with the provisions of AJCA.

ITEM 2.05     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         As previously announced, the Company has launched a restructuring program with a goal of increasing the value the Company provides its customers through better integration of existing businesses and improved efficiency from a more disciplined approach to procurement and resource allocation. The Company expects the program to be completed over a three-year period and to generate cost savings in the fiscal year ending June 30, 2005 and beyond and position the Company for future growth.

         The Company expects the program to be implemented in two phases. The first phase of the program ("Phase I") will focus on business consolidations and process improvements, including rationalizing approximately 25 of the Company's facilities worldwide, reducing the Company's approximately 58,000 global workforce by approximately 4,200 employees, and rationalizing and discontinuing overlapping and under-performing product lines. The Company expects the second phase of the program ("Phase II") will focus on longer term integration to help generate future revenue growth and create greater productivity, including a focus on:

         o Company-wide, world-class shared services for administrative functions such as finance, human resources and information technology.

         o Strategic sourcing to better leverage the Company's global scale and purchasing power.

         o An integrated go-to-market strategy for the Company's hospital and pharmaceutical manufacturer customers.

         o Efficiency and quality improvements across the Company's manufacturing and logistics operations.

         On December 10, 2004, the Board of Directors of the Company authorized the Company to incur certain costs in connection with Phase I. These costs include non-cash asset impairment charges primarily for facility closures, reductions in value of operating assets and the exiting of certain product lines. Such impairment charges will be recognized as incurred and reflected in the Company's statement of earnings as either a component of selling, general and administrative expenses or interest expense and other or as a special item depending on the nature of the specific charge. Excluding the previously-approved $19 million in costs discussed below, the total costs associated with Phase I are expected to be approximately $300 to $350 million, with approximately $226 to $263 million of such costs expected to be incurred in fiscal 2005, approximately $42 to $49 million in fiscal 2006, and the remainder beyond fiscal 2006. Approximately $123 to $143 million of the total costs for Phase I are expected to result in future cash expenditures.

         Aggregate costs of approximately $174 to $203 million, $88 to $103 million and $27 to $31 million are expected to be incurred during Phase I in the Company's Pharmaceutical Technologies and Services, Medical Products and Services, and Pharmaceutical Distribution and Provider Services business segments, respectively, as well as approximately $11 to $13 million of costs expected to be incurred at the Company's corporate level. The major types of costs associated with Phase I are expected to be as follows:

         Employee-Related Costs                             $65 to $75 million
         Restructuring-Related Asset Impairment           $108 to $126 million
         Non-Restructuring-Related Asset Impairment         $69 to $81 million
         Exit and Other Costs                               $58 to $68 million

         The costs discussed above are in addition to the previously approved costs of approximately $19 million relating to certain restructuring activities in the Company's Pharmaceutical Technologies and Services segment, as disclosed in a Form 8-K filed by the Company on September 27, 2004.

         Phase II of the program remains subject to approval by the Company's Board of Directors. At this time, the Company is unable to estimate the expected costs for Phase II. The Company expects to provide greater detail for these costs when Phase II is approved by the Company's Board of Directors.

         As a result of the acquisition of ALARIS Medical Systems, Inc. ("ALARIS") completed in July 2004, the Company expanded its former Automation and Information Services business segment to include ALARIS among other business units, and subsequently renamed this business segment "Clinical Technologies and Services." Costs associated with the integration of business units included within this segment will be recorded as merger-related charges when the underlying expenses are incurred. The Company expects to complete its estimation of costs to be incurred with this integration by the end of the second quarter of fiscal 2005.

            Portions of this Form 8-K include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these risks, uncertainties and other factors are described in the Company's Form 10-K for the fiscal year ended June 30, 2004 (including in the section titled "Risk Factors That May Affect Future Results" within "Item 1: Business") and in Exhibit 99.01 to that Form 10-K and include (but not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key dustomer or supplier relationships or changes to the terms of those relationships, changes in distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and adminstrative proceedings, the effects, timing or success of restructuring programs or plans, the impact of previously announced restatements, and general economic and market conditions. Except to the limited extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 2.06     MATERIAL IMPAIRMENTS

         See the information in Item 2.05 above, which is incorporated herein by reference.

ITEM 7.01     REGULATION FD DISCLOSURE

         On December 13, 2004, the Company issued the press release attached hereto as Exhibit 99.01, which is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.01    Cardinal Health, Inc. Management Incentive Plan.

     10.02 Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005.

     99.01    Press release issued by the Company on December 13, 2004.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Cardinal Health, Inc.
                                          (Registrant)

Date:  December 14, 2004                  By:  /s/ Paul S. Williams
                                              ---------------------
                                              Name:  Paul S. Williams
                                              Title: Executive Vice President,
                                                     Chief Legal Officer
                                                     and Secretary

                                  EXHIBIT INDEX



10.01      Cardinal Health, Inc. Management Incentive Plan.

10.02 Cardinal Health Deferred Compensation Plan, as amended and restated effective January 1, 2005.

99.01      Press release issued by the Company on December 13, 2004.